Exhibit 10(x)

                               AMENDMENT NO. 1

                          2004 TRUSTCO BANK CORP NY

                              STOCK OPTION PLAN

     WHEREAS, TrustCo Bank Corp NY (the "Company") previously established the 2004 TrustCo Bank Corp NY Stock Option Plan ("Plan") and;

     NOW, THEREFORE, TrustCo Bank Corp NY does, effective as of January 1, 2005, amend the Plan as follows:


                                      I.

     Paragraph 4 of Section 8 of the Plan is deleted in its entirety and replaced with the following:

     4. Acceleration and the immediate right to exercise options in full will occur upon a Change in Control of the Company, which is defined to include any one or more the following:

          (a) any individual, corporation (other than TrustCo Bank Corp NY or Trustco Bank hereinafter collectively referred to as the "Companies"), partnership, trust, association, pool, syndicate, or any other entity or group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, of securities of either of the Companies possessing 20% or more of the voting power for the election of directors of either of the Companies; or

          (b) there shall be consummated any consolidation, merger or other business combination involving either of the Companies or the securities of either of the Companies in which holders of voting securities immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of either of the Companies (or, if either of the Companies does not survive such transaction, voting securities of the entity or entities surviving such transaction) having 60% or less of the total voting power in an election of directors of either of the Companies (or such other surviving entity or entities); or

          (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the directors of either of the Companies cease for any reason to constitute at least a


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               majority thereof unless the election, or nomination for
               election by either of the Companies' shareholders, of each new director of either of the Companies was approved by a vote of at least two-thirds of the directors of either of the Companies then still in office who were directors of either of the Companies at the beginning of any such period; or

          (d) removal by the stockholders of all or any of the incumbent directors of either of the Companies other than a removal for cause; or

          (e) there shall be consummated at any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of either of the Companies to a party which is not controlled by or under common control with either of the Companies; or

          (f)  an announcement of any of the events described in paragraphs
               (a) through (e) above, including but not limited to a press release, public statement or filing with federal or state regulators.

          Upon exercise of an Option during the 30-day period prior to the anticipated date of consummation of a Change in Control, the Participant exercising the Option may, in lieu of the receipt of Stock upon the exercise of the Option, elect by written notice to the Company to receive an amount in cash equal to the excess of the aggregate Value (as defined below) of the shares of Stock covered by the Option or portion thereof surrendered determined on the date the Option is exercised, over the aggregate exercise price of the Option (such excess is referred to herein as the "Aggregate Spread") which amount, in the event of a Change in Control as described in (f) above, will be paid no later than 15 days prior to the date of consummation of such Change in Control and such election may be revoked up to that date; provided, however, and notwithstanding any other provision of this Plan, if the end of such 30-day period prior to the anticipated date of consummation of a Change in Control is within six months of the date of grant of an Option held by a Participant who is an officer of the Company (for purposes of Section 16(b) of the Exchange Act), such Option shall be canceled in exchange for a cash payment to the Participant equal to the Aggregate Spread on the day which is six months and one day after the date of grant of such Option. As used in this Section 12(a)(iii) the term "Value" means the higher of (i) the highest Fair Market Value during the 30-day period prior to the anticipated date of consummation of a Change in Control, and (ii) if the Change in Control is the result of a transaction or series of transactions described in paragraphs (a) or (b) above, the highest price per share of the Stock paid in such transaction or series of transactions (which in the case of paragraph (b) shall be the highest price per share


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     of the Stock as reflected in a Schedule 13D by the person having made the acquisition).

     IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted on this 20th day of December, 2005.

                                      TRUSTCO BANK CORP NY

                                      By: /s/ Robert J. McCormick
                                      ---------------------------
                                      Robert J. McCormick
                                      President and
                                      Chief Executive Officer


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